Explanatory Note

RISE COMPANIES CORP. has prepared this Form 1-A POS solely for the purpose of filing Exhibits 11.1 and 12.1 pursuant to Rule 252(d).

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1*	Amended and Restated Certificate of Incorporation
2.2*	Bylaws
3.1*	Investors’ Rights Agreement, by and among Rise Companies Corp. and certain investors, dated April 14, 2014
3.2*	First Refusal and Co-Sale Agreement, by and among Rise Companies Corp. and certain investors, dated April 14, 2014
4.1*	Form of Subscription Package (included in the Offering Circular as Appendix A and incorporated herein by reference)
5.1*	Voting Agreement, by and among Rise Companies Corp. and certain stockholders, dated April 14, 2014
6.1*	Special Indemnity Letter Agreement, by and between Rise Companies Corp. and Renren Lianhe Holdings, dated April 14, 2014
6.2*	2014 Stock Option and Grant Plan
10.1	Power of Attorney (included on signature page)
11.1**	Consent of Goodwin Procter LLP (included in Exhibit 12.1)
11.2*	Consent of Aronson LLC
11.3*	Consent of RSM US LLP
12.1**	Opinion of Goodwin Procter LLP as to the legality of the securities being qualified
15.1*	Draft offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.2*	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.3*	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.4*	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.5*	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.6*	Correspondence by or on behalf of the issuer previously submitted pursuant to Rule 252(d)

*	Previously filed

**	Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on February 13, 2017.

Rise Companies Corp.

By:	/s/ Benjamin S. Miller
	Name:	Benjamin S. Miller
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Benjamin S. Miller his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Offering Statement on Form 1-A (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Benjamin S. Miller		Chief Executive Officer	February 13, 2017
Benjamin S. Miller		(Principal Executive Officer)

/s/ Benjamin S. Miller		Interim Chief Financial Officer and Treasurer	February 13, 2017
Benjamin S. Miller		(Principal Financial Officer and Principal Accounting Officer)

/s/ Benjamin S. Miller		Director	February 13, 2017
Benjamin S. Miller

*		Director	February 13, 2017
Brandon T. Jenkins

*		Director	February 13, 2017
Joseph Chen

*		Director	February 13, 2017
Tal Kerret

*By:	/s/ Benjamin S. Miller
Attorney-in-Fact